Filed pursuant to Rule 433

Registration No. 333-117775

Dated December 15, 2005

FINAL FLOATING RATE MEDIUM TERM NOTE TERM SHEET
ISSUER:	JPMORGAN CHASE & CO Aa3/A+ (SR. HOLDING CO.)
PRINCIPAL AMOUNT:	$ 500,000,000
TRADE DATE:	12/15/05
SETTLEMENT DATE:	12/22/05
MATURITY DATE:	12/22/08
INDEX SOURCE:	TELERATE PAGE 3750
RESET FREQUENCY:	QUARTERLY
COUPON PAYMENT DATES:	QUARTERLY ON THE 22ND DAY OF MAR., JUNE, SEPT., AND DEC.
INITIAL PAYMENT DATE:	3/22/06
DAYCOUNT:	ACT/360
PROCEEDS TO ISSUER:	$499,250,000.00
CUSIP:	46623ECD9
LEAD MANAGER	J.P. MORGAN SECURITIES INC.
CO MANAGERS	1% WILLIAMS CAPITAL GROUP L.P. 1% LOOP CAPITAL MARKETS, LLC

JPMorgan Chase & Co. has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.